Exhibit 10.25

DIGITAL MUSIC DOWNLOAD SALES AGREEMENT

This Agreement is by and between “ITUNES” and “COMPANY”, as each is identified on the attached Cover Sheet, and is entered into as of the Effective Date (as defined herein).

WHEREAS, ITUNES desires to sell permanent downloads of COMPANY’S sound recordings and (pursuant to Exhibit D hereof) music videos;

WHEREAS, COMPANY is willing to allow the sale of permanent downloads of COMPANY’S sound recordings and (pursuant to Exhibit D hereof) music videos in exchange for ITUNES’ obligations herein;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ITUNES and COMPANY (each a “Party” and collectively, “Parties”) hereby agree as follows:

1. Definitions.

The following terms shall have the following meanings for purposes of this Agreement:

(a)	“Content File” means each digital file containing COMPANY Content, applicable Artwork (if any), parental advisory notices (if any), copyright notices (if any), and associated metadata (e.g., artist name, track or video title, track or video title version (if applicable), territories cleared for sale, copyright notice, ISRC, UPC and corresponding album title (if applicable) and editorial content data (if any)).

(b)	“Content Usage Rules” means the usage rules applicable to COMPANY Content in the form of eMasters available on the Online Store that specify the terms under which an eMaster may be used, as set forth in Exhibit A attached hereto, and which may be modified by ITUNES from time to time, subject to prior written approval by COMPANY (such approval or disapproval not to be unreasonably delayed) in the event of a material change to such usage rules.

(c)	“Security Solution” means the proprietary Apple content protection system marketed as Fairplay, in effect as of the Effective Date used to protect eMasters sold on the Online Store pursuant to this Agreement, which content protection system shall be no less protective than the protection system used to protect similar third party content sold on the Online Store, and which may be modified by ITUNES from time to time, subject to prior written approval by COMPANY (such approval not to be unreasonably withheld, delayed or conditioned) in the event of a material change to such content protection system such that eMasters are being protected less than before.

(d)	“eMaster” or “eMasters” means copies of COMPANY Content in digital form suitable for

1 of 22

exploitation on the Online Store, in the Format and having the Security Solution, which ITUNES may sell on the Online Store pursuant to the terms and conditions of this Agreement.

(e)	“Format” or “Formatting” means the digital format for content set forth in Exhibit C-l attached hereto or the process of converting content into eMasters.

(f)	“Non-Transfer Device” means a device, such as an iPod or a cell phone, having the Security Solution, which can receive eMasters by any means for their storage and/or playback via proprietary Apple software, but which cannot transfer eMasters with their content rights keys to any other device.

(g)	“Transfer Device” means a device, such as a computer, having the Security Solution, which can receive eMasters by any means for their storage and/or playback via proprietary Apple software, transfer eMasters with their content rights keys to any Non-Transfer Device or Transfer Device and/or burn audio-only eMasters as an audio CD.

(h)	“Fulfillment Activities” means sales activities relating to the sale and delivery of eMasters, provided by COMPANY, pursuant to the terms and conditions of this Agreement.

(i)	“Prior Existing Agreement” means any DIGITAL MUSIC DOWNLOAD SALES AGREEMENT or DIGITAL VIDEO DOWNLOAD SALES AGREEMENT by and between COMPANY and ITUNES (or an ITUNES affiliate) with an effective date earlier than the Signature Date that remains in effect as of the Signature Date.

(j)	“Effective Date” means the later of (i) the Signature Date or (ii) the day after the expiration date of the earliest Prior Existing Agreement the territory of which covers all or part of the Territory of this Agreement (if any). If subsection (ii) applies, then this Agreement shall be deemed a “Renewal” for purposes of defining its Term.

(k)	“Term” means the period beginning on the Effective Date, and ending on the earlier of (i) the first day of the calendar quarter following the third anniversary of the Signature Date, or (ii) the same day as the expiration date of the earliest Prior Existing Agreement (if any); provided that, if this Agreement is a Renewal, then its Term shall end on the day before the third anniversary of the Effective Date. The Term shall automatically renew for additional, successive three-year periods unless either Party provides written notice to the other Party of its intent to terminate this Agreement at least ninety (90) days prior to the expiration of the then-effective Term,

(l)	“Territory” means the European Economic Area (fifteen old and ten new member states of the European Union: Austria, Belgium, Cyprus, The Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland,

2 of 22

Portugal, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom; and three of the four states of the European Free Trade Association: Iceland, Norway and Liechtenstein), and Switzerland; and any other country or territory where COMPANY authorises ITUNES hereunder, as the case may be.

(m)	“Online Store” means an electronic store and its storefronts branded, and owned and/or controlled by ITUNES or an affiliate of ITUNES.

(n)	“COMPANY Content” means sound recordings owned or controlled by COMPANY and in which COMPANY has cleared (as provided in Section 4 below) the necessary rights to authorize electronic sales and sound recording performances by ITUNES pursuant to the terms of this Agreement. All sound recordings that are provided by or on behalf of COMPANY to ITUNES are deemed owned or controlled by COMPANY and cleared by COMPANY as provided in Section 4 below.

(o)	“Artwork” means album cover artwork, screen shots and/or any other artwork relating to COMPANY Content that COMPANY has cleared for use by ITUNES in accordance with Section 2 below. All artwork that is provided by or on behalf of COMPANY to ITUNES is deemed cleared by COMPANY.

2. Authorization.

(a)	Subject to the terms of this Agreement, COMPANY hereby appoints ITUNES as a reseller of eMasters in the Territory. Accordingly, COMPANY hereby grants a non-exclusive right to ITUNES, during the Term, to:

i.	reproduce and Format COMPANY Content delivered by COMPANY or by COMPANY’S representative designated by COMPANY in writing into eMasters;

ii.	perform, exhibit and make available by streaming clips of the COMPANY Content (“Clips”) to promote the sale of applicable eMasters on the Online Store in accordance with Exhibit C-1;

iii.	promote, market, sell, distribute, perform and electronically fulfill and deliver eMasters and associated metadata to purchasers via the Online Store;

iv.	reproduce, display, distribute and electronically fulfill and deliver Artwork for personal use solely in conjunction with the applicable purchased eMaster; and

v.	use COMPANY Content, Artwork and metadata as may be reasonably necessary or desirable for ITUNES to exercise ITUNES’ rights under the terms of this Agreement.

3 of 22

(b)	ITUNES shall not be authorized to use COMPANY Content or Artwork in any manner or form not expressly authorized herein, provided that ITUNES may modify metadata as reasonably necessary to correct errors or to append sub-genres or like information for artist and content categories. Nothing in this Agreement shall be construed to prevent COMPANY from marketing or selling COMPANY Content or Artwork by any means.

(c)	ITUNES shall not pledge, mortgage or otherwise encumber any part of the COMPANY Content, eMasters, or Artwork.

3. COMPANY Obligations.

(a)	Except for a special circumstance, such as an exclusive, limited-time, one- off promotion for particular COMPANY Content, or for a reason beyond COMPANY’S control (e.g., a third party contractual restriction), or as otherwise agreed by the Parties, COMPANY (or a third party designated by COMPANY in writing and approved by ITUNES) shall commence delivery of all existing COMPANY Content as soon as reasonably possible following the Effective Date, and prospectively during the Term, for just cleared COMPANY Content and new releases, at least in time for ITUNES to begin selling eMasters the earlier of a general release date, provided by COMPANY, or when any other distributor is permitted to begin selling, or making commercially available, COMPANY Content in any format.

(b)	Except as otherwise agreed by the Parties, COMPANY shall make all COMPANY Content that COMPANY authorizes herein for sale on the Online Store available in both a so-called “single” format and in a multi- track “album” format. ITUNES may sell eMasters on the Online Store in the format that ITUNES believes most favorably furthers the commercial purpose of this Agreement and otherwise in accordance with ITUNES’ then- current Online Store business practices.

(c)	COMPANY shall deliver Content Files to ITUNES, at COMPANY’S expense, in the Delivery Format and via the Delivery Method set forth in Exhibit C-1 attached hereto.

4. Royalties.

(a)	COMPANY shall be responsible for and timely pay: (i) all record royalties to artists, producers, performers, musicians and other record royalty participants for the manufacture, storage, distribution and sale of eMasters, (ii) all payments that may be required under collective bargaining agreements applicable to COMPANY or third parties other than ITUNES, and (iii) any other royalties, fees and/or sums payable with respect to the sound recordings, Artwork, metadata and other materials provided by COMPANY (including, without limitation, any moral rights or rights of performership associated therewith) and/or ITUNES’ authorized use thereof hereunder.

4 of 22

(b)	ITUNES shall be responsible for obtaining reproduction and distribution (i.e., mechanical) rights, and song performance (i.e., communication to the public) rights, from, and for making and making arrangements for payments, royalties or sums payable to, composers, lyricists, authors and music publishers as may be reasonably necessary for the commercial exploitation hereunder of the compositions embodied in eMasters (“Author’s Rights”). Despite the foregoing, to the extent that COMPANY owns or controls any part of such Author’s Rights, COMPANY shall not withhold such rights in any way that could frustrate the purpose of this Agreement. The Parties acknowledge that the wholesale prices set forth in Exhibit B-1 reflect a deduction for Author’s Rights at the prevailing industrywide royalty rates (currently estimated at eight percent (8%) of retail price) and that, in the event that higher or lower prevailing industry-wide royalty rates are established (whether by a court or tribunal within the Territory or through negotiations), then the wholesale prices set forth in Exhibit B-1 shall be prospectively reduced or increased (as the case may be) using such established industry-wide royalty rates.

5. Wholesale Price.

ITUNES shall pay COMPANY for eMasters sold by ITUNES hereunder the applicable wholesale prices set forth in Exhibit B-1, which wholesale prices shall remain in effect throughout the Term (subject to Section 4(b)). ITUNES shall pay COMPANY the applicable wholesale price in Sterling (GBP) with respect to sales from the Online Store in the United Kingdom, and in Euros with respect to sales from any other Online Store in the Territory. ITUNES shall provide notice (which may be by email) at least five (5) days prior to an increase in the retail price of an eMaster in any format (e.g., single-track, multi-track), and shall consider COMPANY’S views in relation to such increase in price. For avoidance of doubt, ITUNES reserves the right to determine the retail price in its sole discretion.

6. ITUNES Obligations.

(a)	ITUNES shall condition sale and delivery of eMasters upon an end user’s acknowledgement of terms of use for such eMasters (“Terms of Use”), which Terms of Use shall be no less restrictive than the Content Usage Rules, and shall state that the sale of eMasters does not transfer to purchaser any commercial or promotional use rights in the eMasters.

(b)	Subject to Section 4, ITUNES shall be responsible for all costs associated with ITUNES’ Fulfillment Activities.

(c)	If there is a change of circumstance during the Term as a result of which COMPANY reasonably believes that it does not have, or no longer has, the rights necessary to authorize ITUNES to use any COMPANY Content or Artwork as provided for herein, or COMPANY reasonably believes that ITUNES’ continued sale of any COMPANY Content or Artwork will substantially harm COMPANY’s relations, or violates the terms of any of COMPANY’S agreements, with any applicable copyright owner, artist,

5 of 22

producer, director (in the case of audio-visual content) or distributor, then COMPANY shall have the right to withdraw, upon written notice to ITUNES’ designated representative, authorization for the sale of such COMPANY Content or Artwork. Following ITUNES’ receipt of such written notice by COMPANY, ITUNES shall cease to offer such COMPANY Content or Artwork for sale within three (3) business days after ITUNES’ receipt of such notice of withdrawal, and COMPANY shall use commercially reasonable efforts to clear such withdrawn COMPANY Content or Artwork and shall promptly notify ITUNES if and when such COMPANY Content or Artwork has been cleared and is again authorized for sale by ITUNES through the Online Store. COMPANY shall not withdraw COMPANY Content or Artwork if it is still being made available by COMPANY to any other on-line digital distributor of COMPANY Content.

(d)	ITUNES reserves the right to pull-down, or not offer for sale, any COMPANY Content or Artwork in the event a third party claims that ITUNES is not authorized to sell or otherwise use such COMPANY Content or Artwork on the Online Store, in which case COMPANY shall cooperate with ITUNES’ reasonable requests towards handling such third party claim.

7. Parental Advisory.

If COMPANY provides an appropriate parental advisory warning about a particular eMaster in the Content File, ITUNES shall conspicuously display such parental advisory when other information about such eMaster is displayed. COMPANY shall be responsible for determining parental advisory warning status.

8. Payment and Reports.

(a)	ITUNES shall remit payment to COMPANY for the sale of eMasters in accordance with the following: (i) the “sale” of each eMaster shall occur when such eMaster is successfully delivered by ITUNES to an end user; (ii) payments shall accrue at the time that such eMaster is sold; and (iii) for each eMaster sold, ITUNES shall pay to COMPANY an amount equal to the wholesale price for the applicable eMaster (collectively “eMaster Proceeds”).

(b)	ITUNES shall pay eMaster Proceeds to COMPANY in the amount set forth in a [***] sales report reflecting all sales of eMasters and corresponding eMaster Proceeds for the particular [***] period (“Sales Report”) and in accordance with ITUNES standard business practices after the end of each [***] period during the Term; COMPANY [***] shall provide to ITUNES a valid VAT (if applicable) eMaster Proceeds invoice accurately based on such Sales Report for each currency set forth in Exhibit B hereto, and, for invoices in any currency other than Euros (e.g. GBP), such invoices shall display a foreign exchange rate to Euros, provided by ITUNES (which exchange rate is for ITUNES’ accounting purposes only and shall not affect the amount of eMaster Proceeds); and ITUNES [***] will send payment

6 of 22

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted provisions.

in the amount set forth in such VAT (if applicable) eMaster Proceeds invoice within [***] after invoice receipt. ITUNES will make each Sales Report available to COMPANY via the proprietary LabelConnect site (free access to which is provided by ITUNES to COMPANY during the Term pursuant to applicable terms and conditions) and will notify COMPANY via email when each Sales Report is available. ITUNES may modify the foregoing process in its reasonable discretion upon [***] written notice. For avoidance of doubt, eMaster Proceeds shall constitute COMPANY’s full consideration hereunder.

(c)	ITUNES may withhold any taxes, duties, charges or levies on payments by ITUNES to COMPANY pursuant to this Agreement as may be required by applicable law, rule or regulation. ITUNES shall remit any such withheld taxes, duties, charges or levies to the appropriate tax authority. Despite the foregoing, provided COMPANY has fully satisfied all requirements to document its eligibility for a lower or zero rate of withholding tax, including, without limitation, providing ITUNES with a valid Certificate of Residency, ITUNES shall withhold based on the lower withholding tax rate, or, if applicable, shall not withhold.

(d)	Payments made by ITUNES to COMPANY hereunder shall be by electronic funds transfer (“EFT”), and COMPANY shall be responsible for any of COMPANY’S bank transaction costs or fees arising from such payment. COMPANY shall provide ITUNES with COMPANY’S banking information reasonably necessary to effect payment (on a form to be provided to COMPANY by ITUNES), including but not limited to:

i. Bank Name

ii. Account Name

iii. Account Number

iv. Routing Number

v. Royalty Accounting Contact: (Name, Address, Email, Fax, Tel.)

9. Names and Likenesses; Promotional Use and Opportunities.

(a)	ITUNES may use the names and authorized likenesses of, and biographical material concerning, any eMaster artists, bands, producers, directors (in the case of audio-visual content) and/or songwriters (each, a “Talent”), as well as track title and/or album name, and Artwork, in any ITUNES marketing materials for the sale, promotion and advertising of the applicable eMaster which is offered for sale on the Online Store under the terms of this Agreement (e.g., an artist or band name and likeness may be used in an informational fashion, such as textual displays or other informational passages, to identify and represent authorship, production credits, and performances of the applicable artist or band in connection with the authorized exploitation of applicable eMasters). Further written approval of COMPANY shall be required if any Talent’s name or likeness is otherwise used as an endorsement of ITUNES, the Online Store, or other products.

7 of 22

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted provisions.

(b)	ITUNES shall have the unrestricted right to market, promote and advertise the Online Store and content available for purchase on the Online Store as it determines in its discretion. Without limiting the foregoing, ITUNES shall have the right to determine which content, irrespective of any particular record company, label or other content provider affiliation, would best further the commercial purpose of the Online Store, and to promote such content more than others.

10. Copyright Notices; Ownership.

(a)	COMPANY may provide a copyright notice (which shall be not more than 21 characters in length) for applicable COMPANY Content and associated Artwork in the Content File, in which case ITUNES shall include such copyright notice in a manner that can be viewed prior to purchase of such eMaster. ITUNES shall not knowingly defeat, impair or alter any watermark in COMPANY Content, including any related Artwork or materials delivered by COMPANY hereunder.

(b)	As between the Parties, all right, title and interest in and to (i) the COMPANY Content, (ii) the eMasters, excluding the Security Solution, (iii) the Clips, (iv) all copyrights and equivalent rights embodied therein, and (v) all materials furnished by COMPANY, except as to any rights of ITUNES (whether pre-existing or under this Agreement), shall remain the property of COMPANY, it being understood that under no circumstances shall ITUNES have any lesser rights than it would have as a member of the public.

11. Press Release.

Without limiting the provisions of Section 16, COMPANY shall not make or issue any public statement or press release regarding this Agreement or its subject matter without prior written approval from ITUNES.

12. Data Protection.

(a)	ITUNES shall use the Security Solution, which shall be no less protective of COMPANY Content than any other security solution provided by ITUNES for any other sound recordings on the Online Store. If the Security Solution is compromised such that eMasters have been unencrypted and are being widely used without restriction, having an adverse material effect on the commercial intent of this Agreement,[***]. The foregoing shall constitute ITUNES’ sole obligation and COMPANY’S sole remedy from ITUNES in the event of such a security breach.

8 of 22

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted provisions.

(b)	Despite anything to the contrary, in the event that ITUNES receives notice of a security breach of the servers or network components that store COMPANY Content or Artwork on the Online Store such that unauthorized access to COMPANY Content or Artwork becomes available via the Online Store, [***] which shall be ITUNES’ sole obligation and COMPANY’S sole remedy from ITUNES in the event of such a security breach.

(c)	COMPANY Content in ITUNES’ control or possession shall reside on one or more network servers, workstations or equivalent devices owned or controlled by ITUNES or its contractors, each of which shall be secured with restricted access.

13. Record-Keeping and Audit

(a)	ITUNES shall maintain and keep complete and accurate books and records concerning the amounts payable to COMPANY arising from transactions relating to ITUNES’ sale of [***]

(b)	Upon reasonable advance written notice [***], during the Term and [***] thereafter (the “Audit Period”), COMPANY, at COMPANY’S sole expense, may appoint an independent certified public accountant not then engaged in any audit of ITUNES or COMPANY to audit applicable books and records of ITUNES at ITUNES’ principal place of business in the Territory for the sole purpose of verifying the amounts due from ITUNES to COMPANY hereunder. Such audit shall take place during regular business hours, and shall not occur more than once during any twelve (12) month period. The certified public accountant shall not be engaged on a contingency-fee basis and must sign and deliver to ITUNES a confidentiality agreement in a form acceptable to [TUNES that protects ITUNES’ confidential information no less than the terms of this Agreement and no less than COMPANY protects its own similar information. COMPANY may audit information contained in a particular statement only once, and no audit shall be allowed or conducted for a period spanning less than six (6) months.

(c)	COMPANY shall be deemed to have consented to all accountings rendered by ITUNES hereunder, and said accountings shall be binding upon COMPANY and shall not be subject to any objection by COMPANY for any reason unless specific objections are provided to ITUNES in writing during the Audit Period. COMPANY agrees that ITUNES’ books and records contain “Confidential Information” (as defined beiow).

14. Termination and Effect of Termination.

(a)	Either Party shall have the right to terminate this Agreement prior to the expiration of the Term in the event that the other Party (i) becomes

9 of 22

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted provisions.

insolvent, (ii) files a petition in bankruptcy, (iii) makes an assignment for the benefit of creditors, or (iv) breaches any material representation, obligation or covenant contained herein, unless such breach is cured prospectively, no later than thirty (30) days from the date of receipt of notice of such breach, or if not able to be so cured, then resolved to the other Party’s satisfaction, not to be unreasonably withheld.

(b)	Sections 1, 4, 6b, 8, 10b, 11, 13, 14, 15, 16, 17, and 18 shall remain in full force and effect following the expiration or earlier termination of this Agreement. The expiration or earlier termination of this Agreement shall not relieve COMPANY or ITUNES of its respective obligations to make any payments with respect to the sale of eMasters in the periods prior to such expiration or termination (and the associated accounting) in accordance with this Agreement.

(c)	Upon the expiration or earlier termination of this Agreement, all COMPANY Content, eMasters, Clips, and Artwork in ITUNES’ possession or control shall be promptly deleted or destroyed, excluding any archival copies maintained in accordance with ITUNES’ standard business practices or required to be maintained by applicable law, rule or regulation.

15. Indemnification and Limitation of Liability.

(a)	ITUNES will indemnify and hold harmless, and upon COMPANY’S request, defend, COMPANY and its affiliates (and their respective directors, officers and employees) from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and costs) arising out of a claim by a third party by reason of: (i) any use by ITUNES of the COMPANY Content or Artwork in breach of this Agreement; (ii) a breach of any warranty, representation, covenant or obligation of ITUNES under this Agreement; or (iii) any claim that the technology used by ITUNES in the Fulfillment Activities infringes the intellectual property rights of another party. ITUNES will reimburse COMPANY and its affiliates on demand for any payments actually made in resolution of any liability or claim that is subject to indemnification under this Section 15, provided that COMPANY obtains ITUNES’ written consent prior to making such payments. COMPANY shall promptly notify ITUNES of any such claim, and ITUNES may assume control of the defense or settlement of such claim. COMPANY shall have the right, at its expense, to participate in the defense thereof under ITUNES’ direction.

(b)	COMPANY will indemnify and hold harmless, and upon ITUNES’ request, defend, ITUNES and its affiliates and contractors (and their respective directors, officers and employees) from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorneys’ fees and costs) arising out of a claim by a third party by reason of: (i) a breach of any warranty, representation, covenant or obligation of COMPANY under this Agreement; or (ii) excluding the rights that ITUNES is responsible for under Section 4(b), any claim that any COMPANY Content, Artwork, metadata or any other materials provided or authorized by or on behalf of

10 of 22

COMPANY hereunder or ITUNES’ use thereof violates or infringes the rights of another party. COMPANY will reimburse ITUNES and its affiliates on demand for any payments actually made in resolution of any liability or claim that is subject to indemnification under this Section 15, provided that ITUNES obtains COMPANY’s written consent prior to making such payments. ITUNES shall promptly notify COMPANY of any such claim, and COMPANY may assume control of the defense or settlement of such claim. ITUNES shall have the right, at its expense, to participate in the defense thereof under COMPANY’s direction.

(c)	EXCEPT PURSUANT TO AN EXPRESS INDEMNITY OBLIGATION, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING LOSS OF PROFITS OR PUNITIVE DAMAGES, EVEN IF ADVISED OF THEIR POSSIBILITY.

(d)	NO WARRANTY OR TERM, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE CONDITION, QUALITY, DURABILITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ONLINE STORE, THE SECURITY SOLUTION, OR ANY ELEMENTS OF THE FOREGOING IS GIVEN TO, OR SHOULD BE ASSUMED BY, COMPANY, AND ANY SUCH WARRANTIES AND TERMS ARE HEREBY EXCLUDED.

16. Confidentiality.

Each Party acknowledges that by reason of this Agreement it may have access to certain information and materials concerning the other Party’s business plans, customers, technology and products that are confidential and of substantial value to such Party, which value would be impaired if such information were disclosed to third parties or used for purposes other than as expressly permitted by this Agreement (referred to in this Agreement as “Confidential Information”). Each Party agrees to maintain any and all Confidential Information received from the other, in confidence, and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the disclosing Party. Each Party agrees that Confidential Information shall be disclosed to its employees and other personnel under its control and supervision for purposes of performing under this Agreement solely on a need-to-know basis in furtherance of this Agreement, and solely to those individuals who are bound by a written non-disclosure agreement having terms no less restrictive than the non-disclosure terms of this Section 16, unless required by law, or court or governmental order. Confidential Information shall be deemed to include (i) information marked confidential, if conveyed in writing, and (ii) information identified orally as confidential, if conveyed orally. Confidential Information shall not be deemed to include any information which (a) is publicly known at the time of the disclosure, (b) becomes publicly known other than by breach of the terms of this Section 16, (c) becomes known to the receiving Party, without restriction, from a source free of any obligation of confidentiality and without breach of this Section 16, or (d) is independently developed by the receiving Party.

11 of 22

17. Additional Representations and Warranties of the Parties.

(a)	Each Party represents and warrants that it has full authority to enter into this Agreement, and to fully perform its obligations hereunder.

(b)	Each Party represents and warrants that it owns or controls the necessary rights in order to make the grant of rights, licenses and permissions herein, and that the exercise of such rights, licenses and permissions by the other Party hereto shall not violate or infringe the rights of any third party.

(c)	Each Party represents and warrants that it shall not act in any manner which conflicts or interferes with any existing commitment or obligation of such Party, and that no agreement previously entered into by such Party will interfere with such Party’s performance of its obligations under this Agreement.

(d)	Each Party represents and warrants that it shall perform in compliance with any applicable laws, rules and regulations of any governmental authority.

18. GeneraI Previsions.

(a)	No Agency or joint Venture. The Parties agree and acknowledge that the relationship between the Parties is that of independent contractors acting as seller and purchaser. This Agreement shall not be deemed to create a partnership or joint venture, and neither Party is the other’s agent, partner, employee, or representative.

(b)	Contractors. ITUNES may contract with third parties to provide Fulfillment Activities on behalf of ITUNES, provided such third parties are subject to terms no less restrictive than the terms ITUNES is subject to under this Agreement. ITUNES shall be responsible for the performance of such third parties while under ITUNES’ control and supervision.

(c)	Entire Agreement, Modification, Waiver. This Agreement, including any annexes, schedules and exhibits hereto, contains the entire understanding of the Parties relating to the subject matter hereof, and supersedes all previous agreements or arrangements between the Parties relating to the subject matter hereof. This Agreement cannot be changed or modified except by a writing signed by the Parties. A waiver by either Party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such determination shall not affect any other provision hereof, and the unenforceable provision shall be replaced by an enforceable provision that most closely meets the commercial intent of the Parties.

12 of 22

(d)	Binding on Successors. This Agreement shall be binding on the assigns, heirs, executors, personal representatives, administrators, and successors (whether through merger, operation of law, or otherwise) of the Parties. ITUNES may assign or transfer any part of this Agreement to an affiliate of 1TUNES without COMPANY’S consent.

(e)	Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes: (i) on the delivery date if delivered personally to the Party to whom the same is directed or delivered; (ii) upon delivery by confirmed-receipt facsimile to the appropriate number set forth below (and, further, confirmation of receipt is made by telephone); (iii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five (5) business days after the mailing date, whether or not actually received, if sent by certified mail, return receipt requested, postage and charges prepaid, to the address of the Party to whom the same is directed as set forth below (or such other address as such other Party may supply by written notice duly given).

If to COMPANY, to the Senior Management contact specified by COMPANY on the attached Cover Sheet, with a courtesy copy by email or facsimile, which copy shall not constitute notice, to the Legal/Business Affairs contact specified by COMPANY on the attached Cover Sheet

If to ITUNES, to the Senior Management contact specified on the attached Cover Sheet, with courtesy copies by email or facsimile, which copies shall not constitute notice, to the Legal/Business Affairs contacts specified on the attached Cover Sheet.

(f)	Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of England & Wales, and the English courts shall be the sole courts of competent jurisdiction. Both Parties hereby waive the right to object to the foregoing choice of law or venue.

(g)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

(h)	Remedies. To the extent permitted by applicable law, the rights and remedies of the Parties provided under this Agreement are cumulative and in addition to any other rights and remedies of the Parties at law or equity.

(i)	Headings. The titles used in this Agreement are for convenience only and are not to be considered in construing or interpreting the Agreement.

(j)	No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their authorized successors and permitted assigns. Nothing herein, express or implied, is intended to or shall confer upon any person or entity, other than the Parties hereto and their authorized successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

13 of 22

(k)	Force Majeure. For the purposes of this Agreement, “Force Majeure” shall mean any event which a Party hereto could not foresee, such as fire, flood, acts of God or public enemy, Internet failures, earthquakes, governmental or court order, national emergency, strikes or labor disputes, the effect of which it could not reasonably prevent or predict and which renders impossible or impractical the performance of contractual obligations either totally or in part. The Party invoking a Force Majeure shall notify the other Party within three (3) business days of its occurrence by accurately describing all the circumstances of the situation involved and its effect upon the performance of its contractual obligations. The taking place of a Force Majeure shall have the effect of suspending the obligations of the Party which has invoked the provisions of this Section to the extent such obligations are affected by the Force Majeure. Contractual dates shall be extended for a period equal to the duration of a Force Majeure. The cessation of a Force Majeure shall be communicated by notice within three (3) business days of its occurrence by the Party that invoked it.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized.

ITUNES S.à.r.l.		COMPANY
Digital Music Group Inc. (DMGI)

By:	/s/ Carsten Dierksen	By:	/s/ Mitchell Koulouris
Signature

Name:	Carsten Dierksen	Name:	Mitchell Koulouris
Title:	Business Manager	Title:	CEO
Date:	Apr 02 2007	Date:	2/14/2007
Place of signature: Luxembourg		Place of signature: Sacramento, CA

The later of the two dates above (if different) shall constitute the “Signature Date.”

Please send TWO original signed copies to:

iTunes S.à.r.l.

Attn: iTunes Music Store Contracts

c/o Apple

1 Infinite Loop, MS 3-ITMS

Cupertino, CA 95014, USA

14 of 22

EXHIBIT A

Content Usage Rules

End users obtaining eMasters from ITUNES pursuant to the terms of this Agreement may:

1.	Burn audio-only single-track eMasters [***] to an audio CD as part of a playlist.

2.	Use eMasters in applications using QuickTime.

3.	Store eMasters on up to five (5) Transfer Devices at the same time.

4.	Subject to Paragraph 3. above, transfer eMasters to, and/or render from, a Transfer Device or Non-Transfer Device.

5.	Use eMasters solely for end user’s personal and non-commercial use.

15 of 22

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted provisions.

EXHIBIT B-1

Schedule of Wholesale Prices - Audio

Sales in the United Kingdom shall be in Sterling (GBP). Sales in Denmark shall be in Danish Krone (DKK). Sales in Norway shall be in Norwegian Kroner (NOK). Sales in Sweden shall be in Swedish Krona (SEK). Sales in Switzerland shall be in Swiss Francs (CHF). Sales in the remainder of the Territory shall be in Euros.

Single-Tracks

Wholesale Price

£[***] (GBP) excluding VAT per eMaster sold by ITUNES hereunder

€[***] (Euros) excluding VAT per eMaster sold by ITUNES hereunder

Multi-Track Albums

Album Tiers	Wholesale Price

[***] **	£[***] (GBP) excluding VAT* €[***] (Euros) excluding VAT*

[***] **	£[***] (GBP) excluding VAT* €[***] (Euros) excluding VAT*

[***] **	£[***] (GBP) excluding VAT* €[***] (Euros) excluding VAT*

[***] **	£[***] (GBP) excluding VAT* €[***] (Euros) excluding VAT*

[***] **	£[***] (GBP) excluding VAT* €[***] (Euros) excluding VAT*

[***] **	£[***] (GBP) excluding VAT* €[***] (Euros) excluding VAT*

[***] **	(Selected Album Tier Wholesale Price, excluding VAT) x (# of CDs)*

*	Notwithstanding anything to the contrary herein (including any album tier designation pursuant hereto), [***]

**	COMPANY may select the [***] tier only for [***] tiers may be used solely for [***]

16 of 22

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted provisions.

[***]. In addition, the [***]tier may be used solely [***] ITUNES may in its discretion waive, on a case-by-case basis, any of the restrictions set forth in this paragraph.

For avoidance of doubt, COMPANY shall have the right to designate the album tier (subject to any limitations regarding the use of such tier) for each multi-track album of COMPANY Content delivered by COMPANY to ITUNES. In the event COMPANY does not designate an album tier for a particular multi-track album, such multi-track album shall be deemed designated [***] until such time as COMPANY designates a different album tier. COMPANY may change the designated album tier for a particular multi-track album [***] during the Term. ITUNES may in its discretion make available additional multi-track album tiers during the Term.

17 of 22

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted provisions.

EXHIBIT B-2

Schedule of Wholesale Prices - Videos

Sales in the United Kingdom shall be in Sterling (GBP). Sales in Denmark shall be in Danish Krone (DKK). Sales in Norway shall be in Norwegian Kroner (NOK). Sales in Sweden shall be in Swedish Krona (SEK). Sales in Switzerland shall be in Swiss Francs (CHF). Sales in the remainder of the Territory shall be in Euros.

Single Videos

Wholesale Price

£[***] (GBP) excluding VAT per eMaster sold by ITUNES hereunder

€[***] (Euros) excluding VAT per eMaster sold by ITUNES hereunder

Other Products

If ITUNES at any time during the Term exercises its discretion under Section 3(b) to accept additional product configurations, then ITUNES will make available one or more wholesale price tiers for such additional products. If multiple tiers are made available, COMPANY shall have the right to designate any applicable tier for each product of COMPANY Content delivered by COMPANY to ITUNES; provided that COMPANY may change the designated tier for a particular product [***] during the Term. Notwithstanding anything to the contrary herein (including any wholesale price tier made available by ITUNES or tier designation by COMPANY), the wholesale price for any product [***]

18 of 22

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted provisions.

EXHIBIT C-1: Audio

Clips

Clips may be [***]. If Clips are not provided by COMPANY, they may be created by ITUNES from the [***] of the applicable eMaster.

Format / Formatting

ITUNES may convert COMPANY Content into eMasters [***] for sale on the Online Store under the terms of this Agreement [***] the sound quality and integrity, attributable to such format or encoder, of COMPANY’s eMasters is commensurate with the sound quality and integrity of third party eMasters that are similarly made available for sale on and delivered from the Online Store.

Delivery Format

COMPANY shall deliver COMPANY Content to ITUNES in [***]

Delivery Method

COMPANY Content shall be delivered to ITUNES using either the proprietary iTunes Producer software (access to which is provided by ITUNES to COMPANY during the Term pursuant to applicable terms and conditions), a secure FTP site address provided by ITUNES to COMPANY, rsync over SSH, or such other delivery means as may be reasonably requested by ITUNES or mutually agreed between the Parties from time to time. COMPANY acknowledges and agrees that use of iTunes Producer requires certain Mac hardware and software (current required specifications, which are subject to change as iTunes Producer is upgraded or otherwise, are available on the LabelConnect site).

19 of 22

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted provisions.

EXHIBIT C-2: Videos

Clips

Clips may be [***]or [***] whichever is longer. Clips may be created by ITUNES from the applicable COMPANY Content.

Format / Formatting

ITUNES may convert COMPANY Content into eMasters and Format them for sale and delivery from the Online Store as follows: [***]

Delivery Format

COMPANY shall deliver COMPANY Content to ITUNES (or a third party vendor designated in writing by ITUNES) as follows: [***]

Delivery Method

COMPANY Content shall be delivered to ITUNES (or a third party vendor designated in writing by ITUNES) as follows: [***]

20 of 22

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted provisions.

EXHIBIT D

Music Videos

The following additional or modified terms and conditions shall apply to the sale of permanent downloads of music videos under the Agreement. In all other respects the terms and conditions of the Agreement shall apply equally to music videos. Solely for purposes of this Exhibit D:

1.	Section l(m) shall state: “COMPANY Content” means music videos, including, without limitation, audio and video files, owned or controlled by COMPANY and in which COMPANY has cleared (as provided in Section 4 below) the necessary rights to authorize electronic sales and audio-visual performances by ITUNES pursuant to the terms of this Agreement. All music videos that are provided by or on behalf of COMPANY to ITUNES are deemed owned or controlled by COMPANY and cleared by COMPANY as provided in Section 4 below.

2.	Section 3(b) shall state: COMPANY shall make all COMPANY Content that COMPANY authorizes herein for sale on the Online Store available as single videos. From time to time during the Term, ITUNES may in its discretion decide to accept additional product configurations (e.g., multi-video albums) from COMPANY, in which case COMPANY may, in its discretion, offer to make particular COMPANY Content available for sale on the Online Store in such product configurations.

3.	Section 4 shall state:

(a)	Except as provided in Section 4(b) below, COMPANY shall be responsible for: (i) obtaining all rights of, and all waivers of any applicable moral or similar rights by, artists, performers, writers, producers, directors and any other third party rights holders necessary for ITUNES’ unencumbered sale, promotion, storage, distribution and other use as authorized hereunder of COMPANY Content, Artwork, metadata and/or any other materials provided to ITUNES by COMPANY; and (ii) making corresponding full and timely payments of all royalties, residuals, participation payments, repeat fees and/or other sums payable for such rights and/or waivers, and all payments that may be required under any collective bargaining, union or guild agreements related to the COMPANY Content or its exploitation or other use hereunder, including any similar payments which are not now but hereafter become payable.

(b)	ITUNES shall be responsible for: (i) obtaining the reproduction (i.e., mechanical), public performance and communication to the public rights in the musical compositions embodied in COMPANY Content as may be reasonably necessary for ITUNES’ sale, promotion, storage, distribution and other use as authorized hereunder of COMPANY Content (“Author’s Rights”); and (ii) making corresponding full and timely payments of all royalties and/or other sums payable for such rights, including any similar payments which are not now but hereafter become payable. Notwithstanding the foregoing, to the extent that COMPANY owns or controls any part of such rights (whether directly or indirectly), COMPANY shall not withhold such rights in any way that could frustrate the purpose of this Agreement. The Parties acknowledge that the wholesale prices set forth in Exhibit

21 of 22

B-2 reflect a deduction for Author’s Rights at the prevailing industry-wide royalty rates (currently estimated at eight percent (8%) of retail price) and that, in the event that higher or lower prevailing industry-wide royalty rates are established (whether by a court or tribunal within the Territory or through negotiations), then the wholesale prices set forth in Exhibit B-2 shall be prospectively reduced or increased (as the case may be) using such established industry-wide royalty rates.

4.	The following shall be added to Section 10(b): Upon written request, ITUNES shall provide a copy of each eMaster to COMPANY; provided, however, that COMPANY may not use any such eMaster in any manner except for purposes of securing ownership in copyright.

5.	The words “sound recordings” in Section 12(a) shall be replaced by “music videos.”

6.	All references to Exhibits B-l and C-1 shall instead be to Exhibits B-2 and C-2, respectively.

22 of 22